UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2009

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25395	77-0501994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

35 Dory Road, Gloucester, MA	01930
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (978) 282-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2009, the compensation committee of the board of directors of Varian Semiconductor Equipment Associates, Inc. (the “Company”) approved reductions to the annual base salaries to be paid to its named executive officers, effective February 7, 2009, as follows:

Name	Old 2009 Base Salary ($)	New 2009 Base Salary ($)	Reduction (%)
Gary E. Dickerson	630,000	535,500	15

Robert J. Halliday	355,000	319,500	10

Yong-Kil Kim	300,000	270,000	10

Robert J. Perlmutter	300,000	270,000	10

Gary J. Rosen	266,000	239,400	10

On January 26, 2009, the compensation committee also determined that if the Company’s 2009 fiscal year is not profitable, no cash payments will be made under the management incentive plan, or MIP, for fiscal year 2009, notwithstanding the achievement of the other performance goals under the MIP. The MIP is the only cash incentive program covering executive officers.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

By:	/s/ Robert J. Halliday
Name:	Robert J. Halliday
Title:	Executive Vice President, and Chief Financial Officer

Date:	January 29, 2009